EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Forms 10-SB and 10-KSB of USA Digital, Inc. our reports for the period from July 9,1998 (inception) to March 31, 1999 dated July 15, 1999 and for the period from July 9, 1998 (inception) to June 30, 1999 dated August 3, 1999 relating to the financial statements of USA Digital, Inc. which appear in such Forms 10-SB and 10-KSB.

                                                   /s/ WEINBERG & COMPANY, P.A.
                                                   WEINBERG & COMPANY, P.A.
                                                   Certified Public Accountants

Boca Raton, Florida
October 5, 1999